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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File No. 333-71561, File No. 333-105523, File No. 333-74558, and File No. 333-62180) and S-8 (File No. 333-72967, File No.
333-84485, and File No. 333-100628) of Affiliated Managers Group, Inc. of our reports dated March 10, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2004